                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 1 day of September, 1997, by and between Aqua- Chem, Inc., a Delaware corporation (the "Company"), and Daniel J. Johnson (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive desires to be employed by the Company as the President of the Company's Water Technologies Division; and

         WHEREAS, the Company desires to employ Executive in his capacity as President of the Water Technologies Division; and

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a)      "Agreement" means this Employment Agreement.

         (b) "Base Salary" means the salary of record paid to the Executive as annual salary as set forth on Schedule A, excluding amounts received under incentive or other bonus plans, whether or not deferred.

         (c) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 10 herein.

         (d)      "Board" means the Board of Directors of the Company.

         (e) "Cause" means any of the following as determined by the Committee in the exercise of good faith and reasonable judgment (i) the willful and continued refusal by the Executive to perform his duties hereunder, other than by reasons of health, after a written demand for such performance is delivered to the Executive by the Company that identifies the manner in which the Executive has refused to perform his duties, (ii) the commission of an act by the Executive constituting a felony under state or federal law, (iii) the habitual abuse by the Executive of any substance (such as narcotics or alcohol) which materially affects his ability to perform his duties, or (iv) the Executive's engaging in an act of fraud, dishonesty or gross misconduct in connection with the business of the Company, or (v) conduct by the Executive constituting a material breach of this Agreement.

                                                                    EXHIBIT 10.7

         (f)      "Committee" means the Compensation Committee of the Board.

         (g)      "Company" means Aqua-Chem, Inc., a Delaware corporation.

         (h)      "Division" means the Water Technologies Division of the
                  Company.

         (i) "Effective Date" means the date this Agreement is executed on behalf of the Company.

         (j) "Effective Date of Termination" means the date on which a termination of the Executive's employment occurs for any reason whatsoever.

         (k)      "Executive" means Daniel J. Johnson.

         (l) "Good Reason" means, without the Executive's consent, the occurrence of any one or more of the following:

                  (i) the reassignment of the Executive to duties materially inconsistent with the Executive's then current authorities, duties, responsibilities, and status as an officer of the Company, other than an act that is remedied by the Company promptly after receipt of written notice thereof given by the Executive, and other than a promotion of the Executive to a position accepted by the Executive which includes duties, responsibilities, and status associated with the position; or

                  (ii) a reduction by the Company of the Executive's Base Salary as in effect on the Effective Date (other than a reduction as part of an overall reduction in compensation affecting all senior management of the Company) or the exclusion of the Executive by the Company from such incentive compensation programs as the Company may, from time to time, make available to the senior management of the Company.

         (m) "Permanent Disability" shall have the meaning set forth in the Company's long-term disability program as in effect from time to time.

         2.       EMPLOYMENT TERM.

         The employment term shall commence as of the Effective Date and shall continue thereafter until the earlier of (i) 45 days after Executive's receipt of written notice from the Company terminating employment pursuant to Section 6(b) of this Agreement; (ii) immediately upon Executive's receipt of written notice terminating employment pursuant to Section 6(a) of this Agreement; (iii) such date as the Company shall elect up to a maximum of 45 days after its receipt of written notice from the Executive terminating employment pursuant to
Section 6(b) or 6(c) of this Agreement; or (iv) the Executive's death or Permanent Disability.

                                                                EXHIBIT 10.7


         3.       DUTIES.

         During the employment term, the Executive shall serve as President of the Water Technologies Division with such duties and responsibilities as may reasonably be assigned or delegated to him from time to time according to customary Company procedures. During his employment term, the Executive shall devote his full time to the faithful and diligent performance of his duties for the Company. Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from engaging in charitable and community affairs and managing his personal investments so long as such activities do not interfere with his carrying out his duties and responsibilities under this Agreement.

         4.       COMPENSATION.

                  (a) BASE SALARY. During the employment term, the Executive shall be paid by the Company a Base Salary payable (after deduction of applicable taxes) in accordance with the payroll practices of the Company. Initially, the Base Salary shall be as set forth on Schedule A attached hereto. It is agreed between the parties that the Company shall review the Base Salary annually and in light of such review may, in the sole discretion of the Committee, adjust such Base Salary taking into account any change in the Executive's then responsibilities, increases in the cost of living, performance of the Executive, and other pertinent factors.

                  (b) INCENTIVE COMPENSATION. The Executive shall, during the employment term, be eligible to participate in such incentive compensation programs as the Company may, from time to time, make available to its senior executives.

         5.       OTHER EMPLOYEE BENEFITS.

                  (a) BENEFIT PLANS. During the employment term, the Executive shall be entitled to participate in all employee benefit programs as the Company, from time to time, makes available to the Company's senior executives, including, without limitation, medical, disability and life insurance, and retirement plans. The Executive shall be provided with the use of a leased car at the Company's expense and shall be entitled to such other perquisites set forth on Schedule A.

                  (b) VACATION. The Executive shall be entitled to reasonable paid annual vacation periods in accordance with the Company's policies as in effect from time to time, but in no event shall such vacation period be less than that set forth on Schedule A attached hereto.

                                                                EXHIBIT 10.7


                  (c) REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall reimburse the Executive for all travel and other expenses reasonably incurred by the Executive in the performance of his duties during the employment term, in accordance with the Company's policies in effect from time to time.

         6.       TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION BY THE COMPANY FOR CAUSE. In the event the Executive's employment is terminated by the Company for Cause, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

                  (b) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. In the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, then upon complying with the provisions of Section 6(f) of this Agreement, but only upon such compliance, the Executive shall be entitled to the following:

                           (i) SEVERANCE PAY. For a period of twelve (12) months following the Effective Date of Termination, the Executive shall continue to be paid his then current Base Salary in accordance with the Company's normal payroll practices and subject to withholding as required by law; provided, however, that if at the end of such 12 month period the Executive, despite continuing good faith and reasonable efforts, has been unable to obtain employment (including self-employment), the Executive's Base Salary will be continued until he obtains employment (including self-employment) for up to an additional six (6) months;

                           (ii) INCENTIVE COMPENSATION. The Executive shall be paid an amount equal to the amount, if any, which the Executive would have been entitled to receive pursuant to any incentive compensation plan in effect for the year during which the Effective Date of Termination occurred multiplied by a fraction, the numerator of which is the number of complete months the Executive was employed during such year and the denominator of which is twelve (12), with such amount subject to withholding as required by law to be paid at such time as such payments are made to the other executives of the Company;

                           (iii)    HEALTH AND DENTAL INSURANCE. If the
                                    Executive exercises his COBRA rights with respect to medical and dental insurance, the Executive shall be entitled to receive such coverage for the 12

                                                                EXHIBIT 10.7

                                    month period following the Effective Date of Termination (or, up to 18 months if the Executive has been unable to obtain employment or become self-employed) at a cost equal to the amount paid by then current employees of the Company for such coverage;

                           (iv) OUTPLACEMENT SERVICES. The Executive shall be furnished with outplacement services for a period of up to 12 months paid for by the Company with such firm as the Company then utilizes for such purposes; and

                           (v) COMPANY AUTOMOBILE. The Executive shall be permitted to use his leased Company automobile for 45 days following the Effective Date of Termination and during such period, shall have the right to purchase such car from the leasing company at the price specified in the lease.

                           In the event the Executive does not comply with the provisions of Section 6(f) of this Agreement, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

                  (c) VOLUNTARY TERMINATION BY THE EXECUTIVE. In the event of a termination of the Executive's employment by the Executive on his own initiative other than for Good Reason, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

                  (d) DEATH OR PERMANENT DISABILITY OF THE EXECUTIVE. The employment term shall terminate without notice and automatically upon the death or Permanent Disability of Executive. Upon the termination of Executive's employment by reason of death or Permanent Disability, the Executive or, in the event of his death, the Executive's Beneficiary shall be entitled to receive the Executive's then current Base Salary through the Effective Date of Termination and incentive compensation determined in accordance with
                           Section 6 (b)(ii) of this Agreement.

                  (e) BENEFITS. Except as and to the extent specifically provided to the contrary in this Section 6 or in Schedule A attached hereto, the Executive's compensation and eligibility to participate in programs or receive benefits provided by the Company (other than those which have vested by virtue of Executive's prior employment) shall terminate on the Effective Date of Termination.

                  (f) RELEASE. As condition precedents to receiving the severance benefits described in Section 6(b) of this
                           Agreement: (i) the Executive shall,

                                                                    EXHIBIT 10.7

                           within 30 days after the Effective Date of Termination, execute a Release in the form attached hereto as Exhibit A; and (ii) the Executive shall not have revoked the Release within the seven day revocation period provided by the Older Workers Benefit Protection Act.

         7.       RESTRICTIONS.

                  (a) The Executive acknowledges and agrees that the Division's business is by its nature international, the Company's business and customer contacts have been established and maintained at great expense, the Executive, by virtue of his position with the Company, will be privy to the Company's most confidential business plans and strategies which, without the restrictions hereinafter set forth, would enable the Executive to compete unfairly with the Company and, accordingly, such restrictions are reasonable and necessary to protect the legitimate interests of the Company. As a result, and in order to induce the Company to enter into this Agreement and to provide the benefits described in this Agreement, the Executive agrees to the restrictions set forth in Section 7 and simultaneous with the execution of this Agreement is entering into the Employee Confidentiality and Proprietary Information Agreement attached hereto as Exhibit B.

                  (b) The Executive hereby covenants and agrees that at no time during the employment term and for a period of twelve (12) months following the Effective Date of Termination will the Executive directly or indirectly in any capacity whatsoever (whether as an employee, officer, director, consultant, partner, member, joint venturer, agent, representative or otherwise) provide service, advice or assistance of any nature to or acquire an ownership interest in (or acquire the right to acquire an ownership interest in) a Competing Business (as hereinafter defined). A "Competing Business" shall mean and be limited to any business, regardless of the form of organization, which (i) is engaged in the design, manufacture and/or sale of products which are similar in design or function to and otherwise compete with the products which were under design by the Division or included in the Division's product lines during the twelve month period preceding the Effective Date of Termination (hereinafter referred to as "Competing Products") and which (ii) sells, attempts to sell or markets (or during the twelve month period preceding the Effective Date of Termination sold, attempted to sell or marketed) any Competing Products within the United States and/or any foreign country within which, during the twelve (12) month period preceding the Effective Date of Termination, the Division sold any of its products (or was a party to an executory contract for the sale of any of its products), attempted to sell, or marketed any of its products other than by means of general advertising.

                                                                    EXHIBIT 10.7

                           Notwithstanding the preceding, the Executive shall not be prohibited from (i) acquiring less than five percent (5%) of the stock of any publicly traded company which may be engaged in a Competing Business, or (ii) being employed by or otherwise providing services to a company which, among its various businesses, is engaged in a Competing Business provided that the Executive is not directly or indirectly involved in any capacity whatsoever in such Competing Business.

                  (c) The Executive hereby covenants and agrees that, at all times during the employment term and for a period of twelve (12) months following the Effective Date of Termination, the Executive shall not directly or indirectly, on behalf of himself or any other person, entity, or business, employ or engage the services of or seek to employ or engage the services of any person employed by the Division or any agent who represents the Division during the period of six months prior to the Effective Date of Termination, or otherwise encourage or entice any such person to terminate or diminish their relationship with the Division.

                  (d) The Executive hereby acknowledges and agrees (i) the Executive's education and experience are such that the foregoing restrictions will not unduly interfere with his ability to earn a livelihood, (ii) the Company would suffer irreparable harm in the event of a violation of such restrictions, and (iii) accordingly, in addition to any other remedies available to it, the Company shall be entitled to injunctive relief without the posting of bond or other collateral and the Executive shall not oppose the granting of such relief. In the event the Company prevails in such action, the Company shall be entitled to all costs, including reasonable attorneys' fees, in enforcing such restrictions or pursuing damages for breach.

         8.       ASSIGNABILITY; BINDING NATURE.

         This Agreement shall inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Executive under the Agreement may be assigned or transferred by the Executive. The rights and obligations of the Company may be assigned or transferred by the Company.

         9.     BENEFICIARIES.

         The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any payments owing to the Executive under this Agreement. Such designation must be in the form of a signed writing reasonably acceptable to the Company. The

                                                                    EXHIBIT 10.7

Executive may make or change such designation by a similar written instrument signed by the Executive and delivered to the Company at any time.

         10.      ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the Company and the Executive and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

         11.      AMENDMENT OR WAIVER.

         This Agreement cannot be changed, modified or amended without the prior written consent of both the Executive and the Company. No waiver by either the Company or the Executive at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive and an authorized officer of the Company, as the case may be.

         12.      SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         13.      SURVIVORSHIP.

         The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         14.      GOVERNING LAW.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Wisconsin without reference to principles of conflicts of laws.

         15.      NOTICES.

         Any notice given to either party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned, if to the Company, at its principal office, and, if to the Executive, at the address of the Executive shown on the Company's records, or at such other address as such party may give notice of.

                                                                    EXHIBIT 10.7

         16.      HEADINGS; CONSTRUCTION.

         The headings of the paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                 /s/ Daniel J. Johnson
                                 -----------------------------------
                                 Daniel J. Johnson, Individually


                                 AQUA-CHEM, INC.


                                 By:   /s/ JA Miller   9/22/97
                                    --------------------------------
                                    Jeffrey A. Miller, President

                                                                   EXHIBIT 10.7


         EMPLOYEE CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT

                  STATEMENT OF SUFFICIENCY OF CONSIDERATION


        The attached Employee Confidential and Proprietary Information Agreement is being signed contemporaneously with the execution of an employment agreement between the company and myself. I acknowledge and agree that the mutual considerations and promises contained in the employment agreement constitute due and sufficient consideration to support the obligations contained in the Employee Confidential and Proprietary Information Agreement. I understand that by executing this document, I acknowledge the sufficiency of such consideration.

                                        /s/ Daniel J. Johnson
                                        ---------------------------------------
                                        Employee Signature
                                        (Include first name in full)


                                        Date  9/3/97
                                            -----------------------------------


Witness:

/s/ Bruce Dickson
----------------------------------

                                                                    EXHIBIT 10.7

                                   SCHEDULE A
                        Effective for Calendar Year 1997

Executive:     Daniel J. Johnson
               -------------------------------
Title:         Division President
               -------------------------------
Grade:         31
               -------------------------------
Division:      Water Technologies Division
               -------------------------------

Base Salary:          $160,000
                      --------------------
Effective Date:       September 1, 1997
                      --------------------

Incentive Compensation:

Management Incentive Plan                    Target: 35% Salary Grade Mid-Point
                                                     ---

Executive Management Incentive Plan          Target: 30% Salary Grade Mid-Point
                                                     ---




Other Employee Benefits:

         General:

               - Participation in all employee benefit programs as the Company, from time-to-time, makes available to the Company's senior executives.

         Life Insurance:

               - Term Life Policy: $1,000,000 - Owned by the Executive, paid by the Company
               -      $200,000 Accidental Death and Dismemberment

         Vacation:

               -      Four (4) weeks/annually

         Company Automobile:

               -      Lease vehicle per plan guidelines.

         Other:

               -      Company subsidized membership at a country club of choice.
                             -  $5,000 annual maximum
                             - Includes cost of annual membership fees (qtrly minimums excluded)
               -      Professional Associations




/s/ Daniel J. Johnson                      /s/ JA Miller 9/22/97
---------------------------------          -----------------------------



Date:    9/3/97
     ------------------

                                                                    EXHIBIT 10.7

                            [LOGO AQUA-CHEM, INC.]


         EMPLOYEE CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT

Name   Daniel J. Johnson                  Social Security No.   ###-##-####
    ------------------------------                           ------------------
Place      Milwaukee                      Date          9/3/97
    ------------------------------             ---------------------------------

     In consideration of my employment in any capacity and of the salary or wages paid for my services in the course of employment by Aqua-Chem, Inc., or a Division of Aqua-Chem, Inc., or a wholly-owned subsidiary of Aqua-Chem, Inc., or any corporation owned or controlled by Aqua-Chem, Inc., hereinafter called COMPANY, I agree as follows:

    1. I agree that from the time of entering the COMPANY's employ until one year after termination of my employment, I will promptly communicate to an official of the COMPANY and/or such other persons as may be designated by the COMPANY from time to time, all significant technical or business innovations and all inventions, whether patentable or unpatentable, made or conceived by me alone or jointly with others, capable of use in connection with the business, work or investigations of the COMPANY or resulting from or suggested by any work which I may do for or on behalf of the COMPANY, or at its request, and improvements thereon, or inventions and innovations made on company time or with company materials, and I agree to assign, and by these presents do hereby assign, all of my right, title and interest in and to such inventions and innovations to the COMPANY, and I agree upon request to execute specific assignment to the COMPANY of such inventions and innovations, together with all rights thereunder in the United States and all foreign countries, and I will execute all papers and perform all other lawful acts which the COMPANY or its nominees deems necessary or advisable, for the preparation, filing, prosecution and maintenance of patent applications and/or patents of the United States and foreign countries and for the transfer of any and all interests therein to the COMPANY including the execution of original, divisional, continuing, extended and reissue applications, preliminary statements, affidavits, and concessions and the giving of testimony with respect to inventions, discoveries, applications and patents and otherwise assist the COMPANY or its nominees in every proper way to obtain for its benefit patents, copyrights or other legal protection for such inventions or innovations or for publications pertaining to them in any and all countries, said inventions and innovations to be the exclusive property of the COMPANY or its nominees, whether or not patented or copyrighted. It is understood that all expenses in connection with carrying on any of the above are to be borne by the COMPANY.

    2. I further agree to make and maintain adequate and current written records of all such inventions and innovations in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the COMPANY at all times; and, upon any termination of my employment, promptly to deliver to the COMPANY all drawings, blueprints, manuals, letter, notes, notebooks, reports, models, computer programs, data and disks, and other materials (including all copies) which are of a secret or confidential nature relating to the business of the COMPANY or its affiliates, and which are in my possession or under my control.

    3. I hereby acknowledge that certain techniques, manufacturing equipment and processes have been developed by the COMPANY which have achieved the status of trade secrets, and that additional trade secrets may be developed during the course of my employment; and I agree that I will not, without written approval by the COMPANY, publish or otherwise disclose or authorize anyone else to publish or disclose, or use to the detriment of the COMPANY, either during the term of my employment or thereafter, any information, knowledge, or data of the COMPANY or its customers, vendors or any other third party with whom the COMPANY conducts business which I may receive or develop during the course of my employment relating to inventions, discoveries, formulas, processes, machines, manufacturers, compositions, computer programs, accounting methods, information systems or business or financial plans or reports, marketing strategies, pricing information, customer lists, prospective customer lists, or other matters which are of a secret or confidential nature acquired in the course of my employment under this Agreement or heretofore with any company controlled by Aqua-Chem, Inc.

    4. I represent that except as I have written on the reverse side of this Agreement, I do not have (1) any agreement with or obligation to others in conflict with this Agreement, and (2) any claim in any invention or idea either
(a) conceived by me or by me and others prior to my employment with the COMPANY or (b) otherwise outside the scope of this Agreement and in the absence of any such writing on the reverse side of this Agreement, the COMPANY may assume that no such conflicting agreements or inventions or ideas exist, and that I will not make any claim against the COMPANY with respect to the use of such inventions or ideas in any work or the product of any work which I perform or cause to be performed for or on behalf of the COMPANY. I understand that the COMPANY wants me to use on my job all the information which is generally known and used by persons of my training and experience and all information which is common knowledge in the industry, but it does not want me to disclose any confidential information belonging to any former employer of mine which I am legally or ethically bound not to disclose.









                                                                    EXHIBIT 10.7


    5. I understand and agree that the obligations contained herein are continuing and further agree that in the event my employment is terminated for any reason, whether voluntarily or involuntarily, I shall continue to be obligated under this Agreement not to use or disclose confidential or trade secret information following the termination of my employment. I understand and agree that the restrictions set forth in this Agreement shall have the following duration: (1) with respect to trade secret information, the restrictions shall remain in effect for as long as such information remains a trade secret; (2) with respect to all other information identified herein as being confidential information, the restrictions shall remain in effect for a period of two (2) years following the termination of my employment.

    6. I agree that the discharge of my undertakings in this Agreement shall be an obligation of my executors, administrators, or other legal representatives or assigns. This Agreement shall be governed by and construed under the laws of the State of Wisconsin.

    7. This Agreement shall be governed by and construed under the laws of the State of Wisconsin. In the event of a violation of this Agreement, I agree that the COMPANY shall be entitled, as a matter of right, in addition to other remedies otherwise available to it, to injunctive relief restraining any further violation of this Agreement, and to all costs, including reasonable attorneys' fees, incurred in enforcing this Agreement or pursuing damages for breach.

    8. Finally, I agree that this Agreement supersedes and replaces any existing agreement which I have entered into with the COMPANY relating generally to the same subject matter, and it may not, on behalf of or in respect to the COMPANY be changed or modified, or released, discharged, abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by an officer or authorized representative of the COMPANY.


(Signed)            /s/ Daniel J. Johnson
        -----------------------------------------------------------------------
             (Employee's signature - to include first name in full)

(Date)            9/3/97
        -----------------------------------------------------------------------
                           (To be written by employee)

Witness       /s/ James Winkelmann
        -----------------------------------------------------------------------

Date:            9-3-97
        -----------------------------------------------------------------------

                                                                   EXHIBIT 10.7


                                    Exhibit A

                                 GENERAL RELEASE

_______________________, (the "Executive"), for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby release and forever discharge Aqua-Chem, Inc. ("Aqua-Chem") and all of its past, present and future officers, directors, agents, employees, attorneys, shareholders, employee benefit plans, divisions, parent corporations, subsidiary corporations, affiliated corporations, successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, claims, suits, debts, covenants, contracts, demands or liabilities of any kind or character whatsoever, whether known or unknown, which the Executive has had or now has against the Released Parties (or any of them) related to anything occurring prior to or on the present date.

Without limiting the generality of the foregoing, this release applies to any claims, causes of action, demands or liabilities the Executive may have had or now has:

1.   Under or pursuant to the Age Discrimination in Employment Act, as amended.

2. Under or pursuant to Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Wisconsin Fair Employment Act; the Employee Retirement Income Security Act, as amended, or any other federal, state or local statute or regulation relating to employment.

3. For libel, slander, defamation, damage to reputation, intentional or negligent infliction of emotional distress, tortious interference with the employment or business relationship or other tortious conduct or for wrongful discharge or breach of contract whether express or implied.

4. Regarding any right which the Executive might have to current or future employment with Aqua-Chem, its divisions or affiliated companies, and the Executive affirms that he will not seek employment in the future with Aqua-Chem, its divisions or affiliated companies.

The Executive acknowledges that he has been advised in writing (1) to consult with an attorney prior to executing this General Release, and (2) that he had at least twenty-one (21) days to consider this General Release prior to executing it.

For a period of seven (7) days following the execution of this General Release, the Executive shall have the right to revoke this General Release, and this General Release shall not become effective or enforceable until seven (7) days following such execution.

IN WITNESS WHEREOF, the undersigned has executed this General Release this ____ day of _______________, 199__.


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